SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 31, 2003
(Date of earliest event reported)

TERAYON COMMUNICATION SYSTEMS, INC

(Exact name of Registrant as specified in its charter)

Delaware	000-24647	77-0328533

(State or other jurisdiction	(Commission	(I.R.S. employer
of incorporation)	file number)	identification no.)

4988 Great America Parkway, Santa Clara, CA 95054

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:      (408) 235-5500

Item 9. Regulation FD Disclosure.

     On March 31, 2003, Terayon Communication Systems, Inc. (Company) issued a press release announcing the deployment of its DM3200 CherryPicker™ by Time Warner Cable’s New York City division.

Item 7. Exhibits.

99.1	Press Release, dated as of March 31, 2003, entitled Time Warner Cable’s New York City Division Deploys Terayon DM 3200 Network CherryPicker for Digital Video Grooming.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Terayon Communication Systems, Inc.

By:	/s/ Arthur T. Taylor

Arthur T. Taylor Chief Financial Officer

Date: April 1, 2003

INDEX OF EXHIBITS

99.1	Press Release, dated as of March 31, 2003, entitled Time Warner Cable’s New York City Division Deploys Terayon DM 3200 Network CherryPicker for Digital Video Grooming.